EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
INCREASED DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA
IN 2014 THIRD QUARTER RESULTS

•	Distribution increase of $0.02 per unit compared to previous quarter

•	Distributable cash flow increased 45% compared to the 3rd quarter of 2013

•	Adjusted EBITDA increased 25% compared to the 3rd quarter of 2013

•	Earnings adversely affected by one-time non-cash charges

KILGORE, Texas, October 29, 2014 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the third quarter ended September 30, 2014.

The Partnership's distributable cash flow for the third quarter of 2014 was $19.3 million compared to distributable cash flow for the third quarter of 2013 of $13.3 million, an increase of 45%. The Partnership's distributable cash flow for the nine months ended September 30, 2014 was $58.9 million compared to distributable cash flow for the nine months ended September 30, 2013 of $62.8 million. The reduction in distributable cash flow over the prior nine month period is due to increased maintenance capital expenditures and turnaround costs of $9.8 million, which were heavily weighted in the first nine months of 2014.

The Partnership's adjusted EBITDA for the third quarter of 2014 was $33.7 million compared to adjusted EBITDA for the third quarter of 2013 of $26.8 million, an increase of 25%. As a result of a $30.1 million non-cash reduction in the carrying value of the Partnership's 42.2% unconsolidated investment in Cardinal Gas Storage Partners LLC ("Cardinal"), the Partnership reported a net loss for the third quarter of 2014 of $26.9 million, or $0.82 per limited partner unit. The reduction of the investment occurred as a result of the Partnership's acquisition of the 57.8% controlling interest in Cardinal on August 29, 2014. The third quarter of 2014 also included a $3.4 million non-cash asset impairment charge related to one offshore tug and barge unit in the Partnership's Marine Transportation segment. These non-cash transactions negatively impacted earnings but had no impact on distributable cash flow. Net income for the third quarter of 2013 was $0.2 million, or $0.01 per limited partner unit.

The Partnership's adjusted EBITDA for the nine months ended September 30, 2014 was $104.4 million compared to adjusted EBITDA for the nine months ended September 30, 2013 of $99.4 million. As a result of the $30.1 million non-cash charge referenced above, the Partnership reported a net loss for the nine months ended September 30, 2014 of $16.1 million, or $0.54 per limited partner unit. Earnings for the nine months ended September 30, 2014 was also negatively impacted by the $3.4 million non-cash asset impairment charge referenced above. These non-cash transactions negatively impacted earnings but had no impact on distributable cash flow. Net income for the nine months ended September 30, 2013 was $25.9 million, or $0.95 per limited partner unit.

Revenues for the third quarter of 2014 were $390.0 million compared to $359.6 million for the third quarter of 2013. Revenues for the nine months ended September 30, 2014 were $1.3 billion compared to revenues of $1.2 billion for the nine months ended September 30, 2013.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the three and nine months ended September 30, 2014 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on October 29, 2014.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said, “We finished the third quarter 2014 with a 0.78 times distribution coverage ratio based on actual distributions paid during the quarter. This performance exceeded our expectations during what we typically see as a seasonally weaker third quarter. During the quarter we completed the acquisition of the controlling interests in Cardinal Gas Storage Partners LLC which we believe will reduce the seasonality in our business by providing stable, fee-based cash flow for many years to come. On a pro forma basis, had MMLP owned Cardinal for the entire three month period, our third quarter distribution would have been 0.89 times inclusive of the additional debt and equity financing costs associated the acquisition.

"Operationally, we benefitted from stronger than anticipated cash flow from our Marine Transportation segment. Expecting a full recovery versus last quarter and having all of our regulatory maintenance behind us, we saw excellent operating conditions, significantly beating our internal forecast.

"Likewise, the NGL businesses housed within our Natural Gas Services segment were stronger than we forecasted this quarter. Additionally, this segment benefitted from both the full quarter contribution of our West Texas LPG pipeline investment and a one month contribution from our recent Cardinal Gas Storage acquisition. Based on the Cardinal acquisition and the forward outlook of the Partnership, we were pleased to announce a distribution increase of $0.02 payable November 14, 2014. This increase to $0.8125 brings our annualized distribution to $3.25 representing our best year over year distribution growth since 2009.

"Finally, I would like to announce certain changes to the Martin Midstream GP LLC Board of Directors. These changes stem from the investment made by Alinda Capital Partners into MMGP Holdings LLC in 2013. Based on our agreement, Alinda now has the right to place an additional independent member on our board. Accordingly, and effective October 29th, Alinda has appointed J.M. “Jim” Collingsworth. Jim brings many years of senior level management in the liquids and midstream energy businesses. Immediately prior to Mr. Collingsworth’s appointment, and to graciously accommodate the Alinda agreement, Charles “Hank” Still and Joe N. Averett, Jr. both resigned from their positions as members of the board. Upon the resignation of Hank and Joe, Martin Resource Management ("MRMC") appointed Robert “Bob” D. Bondurant. As many are aware, Bob is the chief financial and accounting officer of both MMLP and MRMC and has over thirty years’ experience with affiliated Martin entities. I welcome Jim and Bob and want to thank Hank and Joe for their many years of service and dedication assisting MMLP in its growth.”

Quarterly Cash Distribution

The quarterly cash distribution of $0.8125 per common unit, which was announced on October 23, 2014, is payable on November 14, 2014 to common unitholders of record as of the close of business on November 7, 2014. The ex-dividend date for the cash distribution is November 5, 2014. This distribution reflects an annualized distribution rate of $3.25 per unit.

Investors' Conference Call

An investors' conference call to review the third quarter results will be held on Thursday, October 30, 2014, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on October 30, 2014 through 10:59 p.m. Central Time on November 11, 2014. The access code for the conference call and the audio replay is Conference ID No. 23531470. The audio replay of the conference call will also be archived on Martin Midstream Partners' website at www.martinmidstream.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historic costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Joe McCreery, Head of Investor Relations, at (903) 988-6425 and (877) 256-6644.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)	(Audited)
Assets
Cash	$3,006	$16,542
Accounts and other receivables, less allowance for doubtful accounts of $1,608 and $2,492, respectively	132,839	163,855
Product exchange receivables	6,351	2,727
Inventories	120,369	94,902
Due from affiliates	14,581	12,099
Fair value of derivatives	879	—
Other current assets	10,256	7,353
Assets held for sale	700	—
Total current assets	288,981	297,478

Property, plant and equipment, at cost	1,359,620	929,183
Accumulated depreciation	(334,150)	(304,808)
Property, plant and equipment, net	1,025,470	624,375

Goodwill	23,802	23,802
Investment in unconsolidated entities	135,219	128,662
Debt issuance costs, net	13,833	15,659
Note receivable - Martin Energy Trading LLC	15,000	—
Other assets, net	86,431	7,943
	$1,588,736	$1,097,919

Liabilities and Partners’ Capital
Trade and other accounts payable	$120,037	$142,951
Product exchange payables	18,860	9,595
Due to affiliates	11,713	2,596
Income taxes payable	1,002	1,204
Fair value of derivatives	542	—
Other accrued liabilities	13,041	20,242
Total current liabilities	165,195	176,588

Long-term debt	910,077	658,695
Other long-term obligations	3,174	2,219
Total liabilities	1,078,446	837,502

Commitments and contingencies
Partners’ capital	510,290	260,417
	$1,588,736	$1,097,919

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 29, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Terminalling and storage *	$31,880	$28,956	$97,848	$85,267
Marine transportation *	24,282	24,217	69,845	74,694
Natural gas services	5,764	—	5,764	—
Sulfur services	3,037	3,001	9,112	9,003
Product sales: *
Natural gas services	230,294	204,296	812,232	650,605
Sulfur services	46,993	39,096	157,706	164,375
Terminalling and storage	47,735	60,050	153,451	167,546
	325,022	303,442	1,123,389	982,526
Total revenues	389,985	359,616	1,305,958	1,151,490

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	218,356	196,308	777,676	626,609
Sulfur services *	38,841	33,994	122,009	131,577
Terminalling and storage *	42,239	52,718	137,074	146,806
	299,436	283,020	1,036,759	904,992
Expenses:
Operating expenses *	48,391	43,444	140,543	129,839
Selling, general and administrative *	10,302	7,211	27,653	20,624
Depreciation and amortization	16,743	13,698	45,329	37,944
Total costs and expenses	374,872	347,373	1,250,284	1,093,399

Impairment of long-lived assets	(3,445)	—	(3,445)	—
Other operating income	347	—	401	796
Operating income	12,015	12,243	52,630	58,887

Other income (expense):
Equity in earnings (loss) of unconsolidated entities	2,655	(577)	4,297	(878)
Interest expense, net	(11,459)	(11,060)	(34,351)	(31,058)
Debt prepayment premium	—	—	(7,767)	—
Reduction in carrying value of investment in Cardinal due to the purchase of the controlling interest	(30,102)	—	(30,102)	—
Other, net	286	(111)	169	(134)
Total other expense	(38,620)	(11,748)	(67,754)	(32,070)

Net income (loss) before taxes	(26,605)	495	(15,124)	26,817
Income tax expense	(300)	(303)	(954)	(910)
Net income (loss)	(26,905)	192	(16,078)	25,907
Less general partner's interest in net (income) loss	539	(4)	322	(518)
Less (income) loss allocable to unvested restricted units	62	(1)	33	(67)
Limited partners' interest in net income (loss)	$(26,304)	$187	$(15,723)	$25,322

Net income (loss) per unit attributable to limited partners - basic	$(0.82)	$0.01	$(0.54)	$0.95
Weighted average limited partner units - basic	32,243	26,552	29,271	26,561

Net income (loss) per unit attributable to limited partners - diluted	$(0.82)	$0.01	$(0.54)	$0.95
Weighted average limited partner units - diluted	32,243	26,579	29,271	26,581

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 29, 2014.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Terminalling and storage	$19,045	$18,044	$55,798	$52,857
Marine transportation	6,076	5,943	18,340	18,828
Product Sales	883	964	6,484	4,012
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	9,908	7,799	29,169	23,391
Sulfur services	4,491	4,539	13,808	13,514
Terminalling and storage	9,174	13,488	25,571	39,638
Expenses:
Operating expenses	21,013	17,902	58,500	53,410
Selling, general and administrative	7,230	4,356	18,103	12,944

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 29, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2013	26,566,776	$349,490	$8,472	$357,962
Net income	—	25,389	518	25,907
Issuance of restricted units	63,750	—	—	—
Forfeiture of restricted units	(250)	—	—	—
General partner contribution	—	—	37	37
Cash distributions	—	(61,902)	(1,384)	(63,286)
Excess purchase price over carrying value of acquired assets	—	(301)	—	(301)
Unit-based compensation	—	737	—	737
Purchase of treasury units	(6,000)	(250)	—	(250)
Balances - September 30, 2013	26,624,276	$313,163	$7,643	$320,806

Balances - January 1, 2014	26,625,026	$254,028	$6,389	$260,417
Net loss	—	(15,756)	(322)	(16,078)
Issuance of common units	8,727,673	331,571	—	331,571
Issuance of restricted units	6,900	—	—	—
Forfeiture of restricted units	(3,500)	—	—	—
General partner contribution	—	—	6,995	6,995
Cash distributions	—	(66,473)	(1,506)	(67,979)
Unit-based compensation	—	589	—	589
Excess purchase price over carrying value of acquired assets	—	(4,948)	—	(4,948)
Purchase of treasury units	(6,400)	(277)	—	(277)
Balances - September 30, 2014	35,349,699	$498,734	$11,556	$510,290

 These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 29, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(16,078)	$25,907
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	45,329	37,944
Amortization of deferred debt issuance costs	5,415	2,890
Amortization of debt discount	1,305	230
Amortization of premium on notes payable	(164)	—
Gain on sale of property, plant and equipment	(54)	(796)
Impairment of long-lived assets	3,445	—
Equity in (earnings) loss of unconsolidated entities	(4,297)	878
Reduction in carrying value of investment in Cardinal due to purchase of the controlling interest	30,102	—
Non-cash mark-to-market on derivatives	489	—
Unit-based compensation	589	737
Preferred dividends on MET investment	1,498	1,171
Return on investment	600	—
Other	—	7
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	32,443	43,043
Product exchange receivables	(3,624)	(219)
Inventories	(25,223)	(8,362)
Due from affiliates	(2,482)	(5,188)
Other current assets	1,219	(6,358)
Trade and other accounts payable	(29,600)	(29,641)
Product exchange payables	9,265	936
Due to affiliates	9,117	(525)
Income taxes payable	(202)	(440)
Other accrued liabilities	(7,214)	8,842
Change in other non-current assets and liabilities	1,123	(210)
Net cash provided by continuing operating activities	53,001	70,846
Net cash used in discontinued operating activities	—	(8,678)
Net cash provided by operating activities	53,001	62,168
Cash flows from investing activities:
Payments for property, plant and equipment	(58,522)	(68,591)
Acquisitions, less cash acquired	(100,046)	(73,921)
Payments for plant turnaround costs	(4,000)	—
Proceeds from sale of property, plant and equipment	702	4,719
Proceeds from involuntary conversion of property, plant and equipment	2,475	—
Investment in unconsolidated entities	(134,413)	—
Return of investments from unconsolidated entities	726	1,551
Contributions to unconsolidated entities	(3,386)	(30,877)
Net cash used in investing activities	(296,464)	(167,119)
Cash flows from financing activities:
Payments of long-term debt	(1,458,096)	(518,000)
Payments of notes payable and capital lease obligations	—	(251)
Proceeds from long-term debt	1,426,250	691,000
Net proceeds from issuance of common units	331,571	—
General partner contribution	6,995	37
Purchase of treasury units	(277)	(250)
Payment of debt issuance costs	(3,589)	(9,115)
Excess purchase price over carrying value of acquired assets	(4,948)	(301)
Cash distributions paid	(67,979)	(63,286)
Net cash provided by financing activities	229,927	99,834
Net decrease in cash	(13,536)	(5,117)
Cash at beginning of period	16,542	5,162
Cash at end of period	$3,006	$45
Non-cash additions to property, plant and equipment	$4,208	$—

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 29, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,		Variance	Percent Change
	2014	2013
	(In thousands, except BBL per day)
Revenues:
Services	$33,213	$30,151	$3,062	10%
Products	47,735	60,054	(12,319)	(21)%
Total revenues	80,948	90,205	(9,257)	(10)%

Cost of products sold	43,193	53,215	(10,022)	(19)%
Operating expenses	21,506	19,427	2,079	11%
Selling, general and administrative expenses	786	979	(193)	(20)%
Depreciation and amortization	9,512	8,532	980	11%
	5,951	8,052	(2,101)	(26)%
Other operating income	347	—	347
Operating income	$6,298	$8,052	$(1,754)	(22)%

Lubricant sales volumes (gallons)	8,193	10,638	(2,445)	(23)%
Shore-based throughput volumes (gallons)	64,338	65,516	(1,178)	(2)%
Smackover refinery throughput volumes (BBL per day)	7,123	6,878	245	4%
Corpus Christi crude terminal (BBL per day)	173,315	101,921	71,394	70%

Comparative Results of Operations for the Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended September 30,		Variance	Percent Change
	2014	2013
	(In thousands, except BBL per day)
Revenues:
Services	$101,711	$88,770	$12,941	15%
Products	153,451	167,550	(14,099)	(8)%
Total revenues	255,162	256,320	(1,158)	—%

Cost of products sold	139,028	148,624	(9,596)	(6)%
Operating expenses	61,628	54,860	6,768	12%
Selling, general and administrative expenses	2,484	2,422	62	3%
Depreciation and amortization	27,902	22,925	4,977	22%
	24,120	27,489	(3,369)	(12)%
Other operating income	385	168	217	129%
Operating income	$24,505	$27,657	$(3,152)	(11)%

Lubricant sales volumes (gallons)	26,170	29,885	(3,715)	(12)%
Shore-based throughput volumes (gallons)	186,956	207,533	(20,577)	(10)%
Smackover refinery throughput volumes (BBL per day)	5,803	6,780	(977)	(14)%
Corpus Christi crude terminal (BBL per day)	160,332	105,783	54,549	52%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Marine transportation	$—	$630	$(630)	(100)%
Services	5,764	—	5,764
Products	230,294	204,296	25,998	13%
Total revenues	236,058	204,926	31,132	15%

Cost of products sold	218,882	196,719	22,163	11%
Operating expenses	4,546	1,863	2,683	144%
Selling, general and administrative expenses	3,507	1,156	2,351	203%
Depreciation and amortization	2,684	598	2,086	349%
Operating income	$6,439	$4,590	$1,849	40%

Distributions from unconsolidated entities	$982	$761	$221	29%

NGL sales volumes (Bbls)	3,737	3,162	575	18%

Comparative Results of Operations for the Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended September 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Marine transportation	$365	$2,475	$(2,110)	(85)%
Services	5,764	—	5,764
Products	812,232	650,605	161,627	25%
Total revenues	818,361	653,080	165,281	25%

Cost of products sold	779,136	627,748	151,388	24%
Operating expenses	8,779	3,834	4,945	129%
Selling, general and administrative expenses	6,684	2,800	3,884	139%
Depreciation and amortization	3,863	1,444	2,419	168%
Operating income	$19,899	$17,254	$2,645	15%

Distributions from unconsolidated entities	$2,323	$2,722	$(399)	(15)%

NGL sales volumes (Bbls)	12,734	9,883	2,851	29%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$3,037	$3,001	$36	1%
Products	46,993	39,096	7,897	20%
Total revenues	50,030	42,097	7,933	19%

Cost of products sold	38,932	34,085	4,847	14%
Operating expenses	4,497	4,166	331	8%
Selling, general and administrative expenses	1,166	1,069	97	9%
Depreciation and amortization	2,078	2,024	54	3%
Operating income	$3,357	$753	$2,604	346%

Sulfur (long tons)	251.0	211.8	39.2	19%
Fertilizer (long tons)	52.1	44.8	7.3	16%
Total sulfur services volumes (long tons)	303.1	256.6	46.5	18%

Comparative Results of Operations for the Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended September 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$9,112	$9,003	$109	1%
Products	157,706	164,375	(6,669)	(4)%
Total revenues	166,818	173,378	(6,560)	(4)%

Cost of products sold	122,281	131,849	(9,568)	(7)%
Operating expenses	13,283	12,791	492	4%
Selling, general and administrative expenses	3,404	3,132	272	9%
Depreciation and amortization	6,092	5,947	145	2%
Operating income	$21,758	$19,659	$2,099	11%

Sulfur (long tons)	645.5	614.9	30.6	5%
Fertilizer (long tons)	233.1	219.8	13.3	6%
Total sulfur services volumes (long tons)	878.6	834.7	43.9	5%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues	$25,859	$24,751	$1,108	4%
Operating expenses	19,181	19,352	(171)	(1)%
Selling, general and administrative expenses	364	228	136	60%
Depreciation and amortization	2,469	2,544	(75)	(3)%
	3,845	2,627	1,218	46%
Impairment of long-lived assets	(3,445)	—	(3,445)
Operating income	$400	$2,627	$(2,227)	(85)%

Comparative Results of Operations for the Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended September 30,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues	$73,255	$75,004	$(1,749)	(2)%
Operating expenses	60,805	61,417	(612)	(1)%
Selling, general and administrative expenses	867	1,000	(133)	(13)%
Depreciation and amortization	7,472	7,628	(156)	(2)%
	4,111	4,959	(848)	(17)%
Impairment of long-lived assets	(3,445)	—	(3,445)
Other operating income	16	628	(612)	(97)%
Operating income	$682	$5,587	$(4,905)	(88)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2014 and 2013.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income (loss)	$(26,905)	$192	$(16,078)	$25,907
Adjustments:
Interest expense	11,459	11,060	34,351	31,058
Income tax expense	300	303	954	910
Depreciation and amortization	16,743	13,698	45,329	37,944
EBITDA	1,597	25,253	64,556	95,819
Adjustments:
Equity in (earnings) loss of unconsolidated entities	(2,655)	577	(4,297)	878
Gain on sale of property, plant and equipment	—	—	(54)	(796)
Impairment of long-lived assets	3,445	—	3,445	—
Reduction in carrying value of investment in Cardinal due to the purchase of the controlling interest	30,102	—	30,102	—
Debt prepayment premium	—	—	7,767	—
Distributions from unconsolidated entities	982	761	2,323	2,722
Unit-based compensation	201	257	589	737
Adjusted EBITDA	33,672	26,848	104,431	99,360
Adjustments:
Interest expense	(11,459)	(11,060)	(34,351)	(31,058)
Income tax expense	(300)	(303)	(954)	(910)
Amortization of debt discount	—	77	1,305	230
Amortization of debt premium	(82)	—	(164)	—
Amortization of deferred debt issuance costs	827	815	5,415	2,890
Non-cash mark-to-market on derivatives	1,036	—	489	—
Payments of installment notes payable and capital lease obligations	—	(91)	—	(251)
Payments for plant turnaround costs	(90)	—	(4,000)	—
Maintenance capital expenditures	(4,306)	(2,973)	(13,260)	(7,473)
Distributable Cash Flow	$19,298	$13,313	$58,911	$62,788